Exhibit 99.1
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                                  PRESS RELEASE



CONTACT: Eric Andrus/Stuart Fischer
         1-877-496-6704



                   ADELPHIA NOMINATES TWO ADDITIONAL DIRECTORS

  Director Nominees Include Rod Cornelius, Former Cable Executive and Investor, and Yale Law School Dean and Legal Ethics Expert Anthony T. Kronman

COUDERSPORT, Pa., August 6, 2002 - Adelphia Communications Corporation (OTC:
ADELQ) announced today that its Board of Directors has nominated two additional directors to the Board.

The announcement was made today by Erland "Erkie" Kailbourne, the Company's Chairman and interim Chief Executive Officer. The appointments will be effective once the bankruptcy court overseeing Adelphia's Chapter 11 case approves indemnification agreements with the two appointees.

The two new directors are Rod Cornelius, an investor and former Vice Chairman of Renaissance Cable and former Vice Chairman of Cablevision Industries, and Anthony T. Kronman, Dean of Yale Law School and a leading expert on legal ethics and governance issues. They will join the current members of Adelphia's Board - Leslie Gelber, Pete J. Metros, Dennis Coyle, and Mr. Kailbourne.

Mr. Cornelius has broad experience in the cable industry as a senior executive and successful investor. Dean Kronman, who has headed Yale Law School since 1994, has a distinguished record as a legal scholar and has written extensively on legal ethics and morality in law.

Chairman and interim CEO Kailbourne said, "These appointments begin to deliver on our promise to expand the Board's cable industry expertise and corporate governance capabilities by adding these outstanding nominees. Over the next several months, we will continue to augment Adelphia's Board and management team through the addition of several new executives with strong cable industry and governance expertise.

Mr. Kailbourne added, "Rod Cornelius and Anthony Kronman bring a wealth of knowledge of corporate governance and industry dynamics that are of significant value to the Adelphia Board and new management team overseeing the Company's turnaround. Adelphia's directors and management team are taking significant action to restore the Company's reputation and


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credibility, maximize the value of the Company for its stakeholders, and provide uninterrupted quality cable, high speed Internet and other services to more than
5.7 million customers nationwide."

About Rod Cornelius

Rodney William Cornelius, a CPA, has extensive experience in the cable industry as both a senior executive and successful investor. Most recently, Mr. Cornelius had served as Vice Chairman of Renaissance Cable which he helped form in 1997. Mr. Cornelius and his team orchestrated the $310-million acquisition of systems with 125,000 subscribers in Louisiana and Tennessee and the company's sale, only months later, for $459 million to Charter Communications. Mr. Cornelius is currently an investor and operator of a 120-employee materials aggregate, concrete and asphalt construction business that he founded in 1999.

Previously, Mr. Cornelius was with Cablevision Industries, which he joined in 1982 as a General Manager, moving up through various positions, including Chief Financial Officer and Chief Operating Officer. In 1987, he was named Executive Vice President and Vice Chairman. He oversaw its growth from a company with fewer than 100,000 subscribers to one with 1.4 million subscribers. In 1996, Mr. Cornelius managed the sale of the company to Time Warner for $2.9 billion.

Prior to that, Mr. Cornelius was Chief Financial Officer of Robotics, Inc., a manufacturer of industrial robots based in Malta, New York. A native of Albany, NY, Mr. Cornelius received his bachelor's degree in accounting from the State University of New York at Albany, graduating with distinction in 1973.

About Anthony T. Kronman

Anthony T. Kronman was appointed the sixteenth Dean of Yale Law School in 1994. His teaching areas include Contracts, Bankruptcy, Jurisprudence & Social Theory, and Professional Responsibility. He became a permanent member of the Yale Law School faculty in 1979 and in 1985 was appointed Edward J. Phelps Professor of Law. He previously served on the law faculty of the University of Minnesota and the University of Chicago before accepting a position as Visiting Associate Professor at Yale Law School in 1978.

His most recent book, The Lost Lawyer, deals with the contemporary state of the American legal profession and analyzes the movement away from what he calls the "lawyer-statesman" ideal of responsible law practice. Dean Kronman's other books include The Economics of Contract Law, co-authored with Richard Posner; Max Weber; and Cases and Materials on Contract Law, co-authored with Friedrich Kessler and Grant Gilmore.

Dean Kronman received a bachelor's degree in political science from Williams College, graduating magna cum laude in 1968. A Danforth Fellow, he studied philosophy at Yale University and received a Ph.D. in 1972. He earned a J.D. in 1975 from Yale Law School, where he served as a senior editor on the Yale Law Journal.


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About Adelphia

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.


Cautionary Statement Regarding Financial and Operating Data

As a result of actions taken by the former management of Adelphia Communications Corporation (the "Company"): (a) the Company has not yet completed its financial statements as of or for the year ended December 31, 2001, or received its independent auditors' report thereon or filed with the Securities and Exchange Commission (the "Commission") its Form 10-K for the year ended December 31, 2001, (b) the Company's former independent auditors, Deloitte & Touche LLP, suspended their auditing work on the Company's financial statements as of and for the year ended December 31, 2001 and withdrew their audit report with respect to the years ended December 31, 1999 and 2000; (c) the Company has not yet completed its financial statements as of and for the three months ended March 31, 2002, or filed with the SEC its Form 10-Q for the quarter ended March 31, 2002; and (d) the Company expects to restate its financial statements for the years ended December 31, 1999 and 2000, and its interim financial statements for 2001 and possibly other periods. Current management took control in May 2002 and has retained new independent auditors and begun the preparation of new financial statements for the periods in question; however, the Company does not believe that it will have completed the preparation of the foregoing financial information prior to the conclusion of the third quarter. In addition, current management believes that the public information provided by prior management on other matters of interest to investors, such as the Company's rebuild percentage (the percentage of the Company's cable television systems that the Company believes have been upgraded to current standards), was unreliable. As a result, the Company anticipates that it may have to supplement the financial and other information contained in this Press Release and that such supplemental information may be material.

Cautionary Statement Regarding Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Adelphia Communications Corporation and its subsidiaries' (collectively, the "Company's") expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. Factors that may affect the plans or results of the Company include, without limitation: (a) the Company's filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code; (b) the results of litigation against the Company including the recently filed civil complaint by the Commission and the potential for a criminal indictment of the Company; (c) the lack of substantial cable industry experience among certain members of the Company's senior management; (d) the effects of government regulations and the actions of local cable franchise authorities; (e) the availability of debtor-in-possession financing and surety bonds to support the Company's operations; (f) the results of the Company's internal investigation and the matters described above under "Cautionary Statement Regarding Financial and Operating Data"; (g) actions of the Company's competitors; (h) the pricing and availability of equipment, materials, inventories and programming; (i) product acceptance and customer spending patterns; (j) the Company's ability to execute on its business plans, to provide uninterrupted service to its customers and to conduct, expand and upgrades its networks; (k) technological developments; (l)


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matters relating to or in connection with the recent bankruptcy filing and proceedings of Adelphia Business Solutions, Inc.; (m) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (n) the movement of interest rates and the resulting impact on the Company's interest obligations with respect to its pre-petition bank debt; and (o) the delisting of Adelphia Communication Corporation's common stock by Nasdaq. Many of such factors are beyond the control of the Company and its management.

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